QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
RULE 13a-14(b) UNDER THE EXCHANGE ACT 18 U.S.C. SECTION 1350

        In connection with the Annual Report of North American Scientific, Inc. ("Company") on Form 10-K/A for the year ending October 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, L. Michael Cutrer, President and Chief Executive Officer of the Company and, Erik Johnson, Chief Financial Officer and Chief Accounting Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2004	By:	/s/ L. MICHAEL CUTRER L. Michael Cutrer Chief Executive Officer
Date: February 27, 2004	By:	/s/ ERIK JOHNSON Erik Johnson Interim Chief Financial Officer and Chief Accounting Officer

17

QuickLinks

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) UNDER THE EXCHANGE ACT 18 U.S.C. SECTION 1350